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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of our report dated March 6, 2003, which report includes an explanatory paragraph relating to the Company's adoption of SFAS No. 142 "GOODWILL AND OTHER INTANGIBLE ASSETS" on January 1, 2002, appearing in this Annual Report on Form 10-K of Vornado Realty L.P. for the year ended December 31, 2002:

Vornado Realty Trust and Vornado Realty L.P. (Joint Registration Statements):
     Amendment No. 4 to Registration Statement No. 333-40787 on Form S-3 Amendment No. 4 to Registration Statement No. 333-29013 on Form S-3


DELOITTE & TOUCHE LLP


Parsippany, New Jersey
March 25, 2003